UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2025

STARWOOD REAL ESTATE INCOME TRUST, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-56046	82-2023409
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2340 Collins Avenue Miami Beach, FL 33139

(Address of principal executive offices, including zip code)

(305) 695-5500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2025, the board of directors (the “Board”) of Starwood Real Estate Income Trust, Inc. (the “Company”) appointed Jonathan Pollack to serve as a member of the Board, effective April 1, 2025.

Biographical information with respect to Mr. Pollack is set forth below. The appointment of Mr. Pollack was not made pursuant to any arrangement or understanding between him and any other person.

Jonathan Pollack, 48, has served as a member of the Board and on Starwood REIT Advisor, L.L.C.’s Investment Committee since April 2025. Mr. Pollack joined Starwood Capital from Blackstone Group (“Blackstone”), where he served as Global Head of the firm’s Real Estate Credit business since 2016. Mr. Pollack’s experience goes beyond the credit area as he served on Blackstone’s Real Estate Executive Committee, Equity Investment Committee and Operating Committee. Prior to joining Blackstone in 2015, Mr. Pollack was the Global Head of Commercial Real Estate at Deutsche Bank, and established Deutsche Bank as the top commercial mortgage-backed securities issuer and a leading special situations investor following the global financial crisis in 2008. Mr. Pollack also spent eight years in Deutsche Bank’s London headquarters, helping to build the European commercial real estate business as the Head of Capital Markets. Mr. Pollack joined Deutsche Bank in 1999 from Nomura Group. Mr. Pollack graduated from Northwestern University with a B.A. in Economics. Mr. Pollack provides the Board with extensive experience and knowledge in the real estate and credit industry.

Indemnification Agreement

In connection with Mr. Pollack’s appointment as a member of the Board, the Company entered into an indemnification agreement (the “Indemnification Agreement”) with Mr. Pollack (the “Indemnitee”). The Company previously entered into substantially identical indemnification agreements with its other directors and officers. The Indemnification Agreement provides that, subject to certain limitations set forth therein, the Company will indemnify the Indemnitee to the fullest extent permitted by Maryland law and the Company’s charter, for amounts incurred as a result of the Indemnitee’s service in his role as a director of the Company or in other roles as the Company may require from time to time. The Indemnification Agreement further provides that, subject to the limitations set forth therein, the Company will advance all reasonable expenses to the Indemnitee in connection with proceedings covered by the Indemnification Agreement.

Subject to certain limitations set forth therein, the Indemnification Agreement places limitations on the indemnification of the Indemnitee to the extent the Indemnitee is found to have acted in bad faith or with active and deliberate dishonesty and such actions were material to the matter that caused the loss to the Company. The Indemnification Agreement also provides that, except for a proceeding brought by the Indemnitee and certain proceedings involving separate defenses, counterclaims or other conflicts of interest, the Company has the right to defend the Indemnitee in any proceeding that may give rise to indemnification under the Indemnification Agreement.

The description of the Indemnification Agreement in this Current Report on Form 8-K is a summary and is qualified in its entirety by the full terms of the Form of Director and Officer Indemnification Agreement, which is filed as Exhibit 10.8 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 21, 2025.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARWOOD REAL ESTATE INCOME TRUST, INC.

Date: April 2, 2025	By:	/s/ Matthew Guttin
Matthew Guttin
Chief Compliance Officer and Secretary